                                                    Registration No. 333 -

                     --------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     --------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  --------------------------------------------

                         CLEAN DIESEL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   06-1393453
(State or other jurisdiction of incorporation   (I.R.S. Employer Identification
    or organization)                                         Number)

                               300 Atlantic Street
                                    Suite 702
                           Stamford Connecticut 06901
                    (Address of Principal Executive Offices)

           THE 1994 INCENTIVE PLAN OF CLEAN DIESEL TECHNOLOGIES, INC.
                              (Full title of plan)

                            Charles W. Grinnell, Esq.
                        1055 Washington Blvd. - 5th Floor
                               Stamford, CT 06901
                     (Name and address of agent for service)
                                 (203) 363-7105
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
 Title of Shares          Amount to       Proposed Maximum       Proposed Maximum            Amount of
to be Registered        be Registered    Offering Price Per   Aggregate Offering Price    Registration Fee
                             (1)              Share(2)                  (2)
---------------------------------------------------------------------------------------------------------------
 Common Stock
par value, $0.05
   per share              1,100,000           $2.38                   $2,618,000               $691.15
---------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Based upon the following shares and exercise prices, 84,450 shares at $4.65; 5,000 shares at $4.19; 62,500 shares at $2.00; 5000 shares at $0.72; 27,777 shares at $1.13; 5,000 shares at $0.94; 266,667 shares at $0.90; 60,000 shares at $2.38; 233,000 shares at $2.50; and, estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933, 350,606 shares at $3.08, being the average of the high and low prices as reported on the Electronic Bulletin Board on March 20, 2000.

         This Registration Statement is filed pursuant to instruction E to Form S-8 to register additional Common Stock issuable under Registrant's 1994 Incentive Compensation Plan, as amended.

         Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-16939) and all post effective amendments thereto.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
        --------

Exhibit No.      Description Of Exhibit
-----------      ----------------------

 4.1 Certificate of Incorporation, as amended, filed as Exhibit to Registration Statement on Form S-1 (File No. 33-95840).*

 4.2 Certificate of Amendment of Certificate of Incorporation, effective June 27, 1998, filed as Exhibit to Report on Form 10-K for the year ended December 31, 1999.*

 4.3 Bylaws filed as Exhibit to Registration Statement on Form S-1 (File No. 33-95840).*

 4.4 The 1994 Incentive Plan of Clean Diesel Technologies, Inc. as amended through August 8, 1996, (the "Plan") filed as Exhibit 4.2 to the Registration Statement on Form S-8 File No. 333-16939). *

 4.5 Amendment of Section 5.1 of 1994 Incentive Plan, effective June 9, 1999,filed as Exhibit to Report on Form 10-K for the year ended December 31, 1999.*

 4.6 Form of Option Agreement under the 1994 Incentive Plan of Clean Diesel Technologies, Inc. Filed as Exhibit 4.3 to the Registrants Registration Statement on Form S-8(File No. 333-16939).*

 5.0 Opinion of counsel as to the legality of obligations and securities offered under the Plan.

23.1         Consent of Ernst & Young LLP

23.2         Consent of counsel (included in Exhibit 5.0 hereto).

24.0 Powers of Attorney in favor of Douglas G. Bailey, Ralph E. Bailey, John A. de Havilland, Derek R. Gray, Charles W. Grinnell, Jeremy D. Peter-Hoblyn, David W. Whitwell and James M. Valentine (included on signature pages).

----------------------
* Incorporated herein by reference.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, Connecticut, on March 24, 2000.


                              CLEAN DIESEL TECHNOLOGIES, INC



                                              By /s/ Jeremy D. Peter-Hoblyn
                                                 -------------------------------
                                                   Jeremy D. Peter-Hoblyn
                                           President and Chief Executive Officer



                  Each person whose signature appears below constitutes and appoints Jeremy D. Peter-Hoblyn and Charles W. Grinnell, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on March 24, 2000 in the capacities indicated.


        Signature                         Title



 /s/ J.D. Peter-Hoblyn        President, Chief Executive Officer
---------------------------   and Director (Principal Executive
  Jeremy D. Peter-Hoblyn      Officer)



 /s/ David W. Whitwell        Vice President, Treasurer and Chief
---------------------------   Financial Officer (Principal
David W. Whitwell             Financial and Accounting Officer)


 /s/ Douglas G. Bailey        Director
---------------------------
     Douglas G. Bailey



 /s/ Ralph E. Bailey          Chairman of the Board and Director
---------------------------
     Ralph E. Bailey



 /s/ John A. de Havilland     Director
---------------------------
  John A. de Havilland



  /s/ Derek R. Gray           Director
--------------------------
      Derek R. Gray



 /s/ James M. Valentine       Executive Vice President, Chief
---------------------------   Operating Officer and Director
     James M. Valentine



 /s/ Charles W. Grinnell      Vice President, General Counsel,
---------------------------   Corporate Secretary and Director
     Charles W. Grinnell